CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated April 22, 2004, for Aviemore Fund (the “Fund”) and to all references to our firm included in or made a part of this Pre-Effective Amendment No. 1 to Aviemore Funds’ Registration Statement on Form N-1A (file No. 333-112044 and 811-21489) in the Prospectus and the heading “Accountants” in the Statement of Additional Information of the Fund.

/s/ Cohen McCurdy

Cohen McCurdy, Ltd.

Westlake, Ohio

April 22, 2004